UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1831 Lefthand Circle, Suite C, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08

Shareholder Director Nominations

On March 3, 2015, the Board of Directors (the “Board”) of Lightwave Logic, Inc. (the “Company”) approved Friday, May 15, 2015 as the date of the 2015 annual meeting of the Company's stockholders (the “2015 Annual Meeting”). Shareholders of record at the close of business on March 27, 2015 will be entitled to vote at the 2015 Annual Meeting. The time and location of the 2015 Annual Meeting will be as set forth in the Company’s proxy statement for the 2015 Annual Meeting.

Because the date of the 2015 Annual Meeting has been changed by more than 30 days from the anniversary of the Company’s 2014 Annual Meeting of Stockholders, a new deadline has been set for submission of proposals by shareholders intended to be included in the Company’s 2015 proxy statement and form of proxy. Shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2015 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company’s Secretary, Andrew Ashton, Lightwave Logic, Inc., 1831 Lefthand Circle, Suite C, Longmont, CO 80501, on or before the close of business on March 16, 2015, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission and our Bylaws in order to be eligible for inclusion in the proxy materials for the 2015 Annual Meeting. The March 16, 2015 deadline will also apply in determining whether notice of a shareholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

Item 8.01

Other Events

On March 3, 2015, the Company issued a press release announcing Friday, May 15, 2015 as the date of the 2015 annual meeting of the Company's stockholders, a copy of which is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated March 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: March 3, 2015